Exhibit 99.1

Quantum-Si Reports First Quarter 2025 Financial Results
Launches and Delivers First Platinum® Pro Units
Announces New Library Preparation Development Program
BRANFORD, Conn. -- (BUSINESS WIRE) -- May 15, 2025 -- Quantum-Si Incorporated (Nasdaq: QSI) (“Quantum-Si,” “QSI” or the “Company”), The Protein Sequencing Company™, today announced financial results for the first quarter ended March 31, 2025.

Press Release Highlights

•First quarter 2025 revenue of $842,000, an 84% increase over the first quarter of 2024
•Launched and completed first deliveries of Platinum® Pro
•Announced on track development of Proteus™ Platform and v4 Sequencing Kit
•Announced development of a new v3 Library Preparation Kit with expected launch by end of 2025
•Expands international channel network
•Reaffirms cash runway into the second half of 2027

“We completed a productive quarter, including launching Platinum Pro, completing the training of Avantor, our North American channel partner, and solid progress across all of our development programs,” said Jeff Hawkins, President and Chief Executive Officer of Quantum-Si. “In response to the strong momentum we are observing across international markets, we expanded our international channel partner network which now stands at 23 partners. Even with this progress, the life sciences market is facing challenges in the U.S. due to NIH funding and tariff uncertainty, and we are seeing the effects of this as well. Nonetheless, we remain optimistic about the opportunity in pharma and biotech markets as well as internationally, where the accessibility of Platinum Pro makes it one of the only viable advanced proteomics technologies available to customers.”
Hawkins continued, “In addition to our commercial progress, our R&D team continues to execute well, and our version 4 Sequencing Kit remains on track for Q3 2025 launch, and we remain on track to achieve successful protein sequencing on a prototype Proteus system by the end of 2025. Further, we have also launched the development of a version 3 Library Preparation Kit, which we expect to launch by the end of 2025. We remain confident in the long-term market opportunity in proteomics and the technology roadmap we are executing against to capitalize on that opportunity.”
First Quarter 2025 Financial Results
For the first quarter of 2025, the Company recorded revenue of $842,000. Gross profit was $486,000 and gross margin was 58%. The periodic gross margin rate is expected to be variable in the near term as the Company works through the initial stages of commercialization as well as the timing and mix of product sales between instruments and consumable kits.
Total operating expenses were $25.6 million in the first quarter of 2025, compared to $23.6 million for the same period in the prior year. Adjusted total operating expenses were $22.9 million in the first quarter of 2025 compared to $21.9 million for the same period in the prior year. The Company continues to manage its operating expenses tightly, while continuing to fund continued investment in its commercialization efforts and funding its Proteus development program, which was launched in November 2024.

Net loss was $19.2 million in the first quarter of 2025, compared to a net loss of $19.5 million in the same period of the prior year. Adjusted EBITDA was negative $21.5 million in the first quarter of 2025, compared to negative $20.5 million in the same period of the prior year. A reconciliation of the non-GAAP financial measures adjusted total operating expenses and adjusted EBITDA is provided in a table included in this press release.
The Company completed a $50 million registered direct offering on January 6, 2025, netting proceeds of $46.8 million. As of March 31, 2025, the Company’s cash and cash equivalents and investments in marketable securities were $232.6 million. The Company believes that it has sufficient capital to carry the Company into the second half of 2027.
Webcast and Conference Call Information
Quantum-Si will host a conference call to discuss its first quarter 2025 financial results on Thursday, May 15, 2025, at 4:30 p.m. Eastern Time. Individuals interested in listening to the conference call may do so by joining the live webcast in the Investors section of the Quantum-Si website under Events & Presentations. Alternatively, individuals can register here to receive a dial-in number and personalized PIN to participate in the call. An archived webcast of the event will be available for replay following the event.
About Quantum-Si Incorporated
Quantum-Si, The Protein Sequencing Company™, is focused on revolutionizing the growing field of proteomics. The Company’s Platinum® line of instruments enable Next-Gen Protein Sequencing™ that advances proteomic research, drug discovery, and diagnostics beyond what has been possible with existing proteomic tools. Learn more at quantum-si.com or follow us on LinkedIn or X.
Use of Non-GAAP Financial Measures
This press release presents the non-GAAP financial measures “adjusted total operating expenses” and “adjusted EBITDA.” The most directly comparable measures for these non-GAAP financial measures are total operating expenses and net loss. The Company has included below adjusted total operating expenses, which presents the Company’s total operating expenses after excluding stock-based compensation, restructuring costs and other non-recurring operating expenses. In addition, adjusted EBITDA further excludes interest, taxes, depreciation, amortization, dividend and interest income, and changes in fair value of warrant liabilities.
A discussion of the reasons why management believes that the presentation of non-GAAP financial measures provides useful information to investors regarding the Company’s financial condition and results of operations is included as Exhibit 99.2 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on May 15, 2025.
Forward Looking Statements
This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. The actual results of the Company may differ from its expectations, estimates, and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions (or the negative versions of such words or expressions) are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, the Company’s expectations with respect to future performance and development and commercialization of products and services, its anticipated cash runway, anticipated data and product launches, investor confidence in Quantum-Si and our strategic roadmap, and any financial guidance for 2025. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from those discussed in the forward-looking statements. Most of these factors are outside the Company’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: the inability to maintain the listing of the Company’s Class A common stock on The Nasdaq Stock Market; the ability of the Company to grow and manage growth profitably and retain its key employees; the Company’s ongoing leadership transitions; changes in applicable laws or regulations; the ability of the Company to raise financing in the future; the success, cost and timing of the Company’s product development and commercialization activities, including the use and benefit of artificial intelligence in these and other activities; the commercialization and adoption of the Company’s existing products and the success of any product the Company may offer in the future; the potential attributes and benefits of the Company’s commercialized Platinum® protein sequencing instruments and kits and the Company’s other products once commercialized; the Company’s ability to obtain and maintain regulatory approval for its products, and any related restrictions and limitations of any approved product; the Company’s ability to identify, in-license or acquire additional technology; the Company’s ability to maintain its existing lease, license, manufacture and supply agreements; the Company’s ability to compete with other companies currently marketing or engaged in the development or commercialization of products and services that serve customers engaged in proteomic analysis, many of which have greater financial and marketing resources than the Company; the size and growth potential of the markets for the Company’s products and services, and its ability to serve those markets once commercialized, either alone or in partnership with others; the Company’s estimates regarding future expenses, future revenue, capital requirements and needs for additional financing; the Company’s financial performance; and other risks and uncertainties described under “Risk Factors” in the Company’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and in the Company’s other filings with the SEC. The Company cautions that the foregoing list of factors is not exclusive. The Company cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. The Company does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions, or circumstances on which any such statement is based.

QUANTUM-SI INCORPORATED
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share and par value amounts)
(unaudited)

	March 31, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$37,293	$49,241
Marketable securities	195,308	160,362
Accounts receivable, net of allowance of $124 and $124, respectively	1,032	1,333
Inventory	4,423	4,067
Prepaid expenses and other current assets	3,749	3,006
Total current assets	241,805	218,009
Property and equipment, net	16,179	15,993
Operating lease right-of-use assets	12,430	13,061
Other assets	808	808
Total assets	$271,222	$247,871
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$1,894	$1,931
Accrued payroll and payroll-related costs	2,133	5,331
Accrued contracted services	2,766	2,379
Accrued expenses and other current liabilities	3,840	4,848
Current portion of operating lease liabilities	1,936	3,698
Total current liabilities	12,569	18,187
Warrant liabilities	1,594	4,995
Operating lease liabilities	10,118	9,250
Other long-term liabilities	21	19
Total liabilities	24,302	32,451
Stockholders’ equity:
Class A Common stock, $0.0001 par value; 600,000,000 shares authorized as of March 31, 2025 and December 31, 2024; 163,560,616 and 146,953,271 shares issued and outstanding as of March 31, 2025 and December 31, 2024, respectively.	16	16
Class B Common stock, $0.0001 par value; 27,000,000 shares authorized as of March 31, 2025 and December 31, 2024; 19,937,500 shares issued and outstanding as of March 31, 2025 and December 31, 2024.	2	2
Additional paid-in capital	862,734	811,998
Accumulated other comprehensive (loss) income	(2)	45
Accumulated deficit	(615,830)	(596,641)
Total stockholders’ equity	246,920	215,420
Total liabilities and stockholders’ equity	$271,222	$247,871

QUANTUM-SI INCORPORATED
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(in thousands, except per share amounts)
(unaudited)

	Three months ended March 31,
	2025	2024
Revenue
Product	$808	$428
Service	34	29
Total revenue	842	457

Cost of revenue
Product	337	170
Service	19	18
Total cost of revenue	356	188

Gross profit	486	269
Operating expenses:
Research and development	13,717	12,101
Selling, general and administrative	11,881	11,528
Total operating expenses	25,598	23,629
Loss from operations	(25,112)	(23,360)
Dividend and interest income	2,547	3,574
Change in fair value of warrant liabilities	3,401	319
Other expense, net	(14)	(7)
Loss before provision for income taxes	(19,178)	(19,474)
Provision for income taxes	(11)	—
Net loss	$(19,189)	$(19,474)

Net loss per common share attributable to common stockholders, basic and diluted	$(0.11)	$(0.14)
Weighted-average shares used to compute net loss per share attributable to common stockholders, basic and diluted	182,303	141,773

Other comprehensive (loss) income:
Net unrealized loss on marketable securities, net of tax	$(53)	$(28)
Foreign currency translation adjustment	6	(5)
Total other comprehensive loss, net of tax	(47)	(33)
Comprehensive loss	$(19,236)	$(19,507)

QUANTUM-SI INCORPORATED
RECONCILIATION OF U.S. GAAP TO NON-GAAP FINANCIAL MEASURES
(in thousands)
(unaudited)

	Three months ended March 31,
	2025	2024
Net loss	$(19,189)	$(19,474)
Adjustments to reconcile to EBITDA:
Dividend and interest income	(2,547)	(3,574)
Depreciation and amortization	917	1,061
Income tax provision	11	—
EBITDA	(20,808)	(21,987)
Adjustments to reconcile to Adjusted EBITDA:
Change in fair value of warrant liabilities	(3,401)	(319)
Stock-based compensation	2,362	1,609
Restructuring costs	134	143
Other non-recurring operating expenses	244	—
Other expense, net	14	7
Adjusted EBITDA	$(21,455)	$(20,547)

	Three months ended March 31,
	2025	2024
Total operating expenses	$25,598	$23,629
Adjustments to reconcile to Adjusted total operating expenses:
Stock-based compensation	(2,362)	(1,609)
Restructuring costs	(134)	(143)
Other non-recurring operating expenses	(244)	—
Adjusted total operating expenses	$22,858	$21,877

Investor Contact:
Jeff Keyes
Chief Financial Officer
ir@quantum-si.com
Media Contact:
Katherine Atkinson
SVP, Commercial Marketing
media@quantum-si.com
Source: Quantum-Si Incorporated